UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 23, 2003


                              EPHONE TELECOM, INC.
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             (Exact name of registrant as specified in its charter)

          FLORIDA                        000-27699                98-0204749
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)


   66 HAWLEY ROAD, OXFORD CONNECTICUT                            28409
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:          (703) 787-7000
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ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTOR'S

            In a Form 8-K filed by the Registrant on August 22, 2003, the Registrant reported that the merger of ePHONE Merger Corp., a wholly-owned subsidiary of the Registrant ("Merger Corp"), with and into Champion Teleport, Inc. ("Champion") pursuant to that certain Agreement and Plan of Merger dated as of August 5, 2003, by and among the Registrant, Champion and Merger Corp (the "Merger Agreement") had been finalized on August 5, 2003. That Report was inaccurate because a number of conditions precedent to the merger, including the failure of the Registrant to deliver shares of its common stock to the owners of Champion as required by the Merger Agreement, never occurred. Mr. Wahba, as one of the owners of Champion, expressed his concerns the Registrant acted improperly in connection with the merger to the Board of Directors of the Registrant in late August 2003, and met with the other members of the Board of Directors of the Registrant regarding those concerns on September 9, 2003. Shortly after that meeting, all of the directors of the Registrant except Carmine Taglialatela resigned from the Board of Directors, and the Registrant filed a Report on Form 8-K on September 17, 2003, reporting those resignations. Following those resignations, Messrs. Wahba and Taglialatela, as the two remaining directors, tried to work out a fair and equitable settlement of the dispute between the shareholders of Champion and the Registrant that would have included completion of the merger.

            Mr. Taglialatela resigned as a director of the Registrant on September 23, 2003 before he and Mr. Wahba were able to reach an acceptable settlement of the dispute, leaving no officers or directors of the Registrant except Mr. Wahba, who was only serving as a director. As a result of an irreconcilable conflict of interest, Mr. Wahba resigned as a director of the Registrant effective September 25, 2003 and authorized the filing of this Report as his final act. The Registrant has no remaining directors, officers or employees and no operations in Connecticut or elsewhere.

            Subsequent to Mr. Wahba's resignation, the shareholders of Champion notified the Registrant in writing that the Merger Agreement was terminated as a result failure of the Registrant to fulfill the conditions and covenants specified in the Merger Agreement. The Registrant has also been advised that the shareholders of Champion are exploring all of their legal remedies in connection with these matters.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be filed.

Date:  September 25, 2003

                              EPHONE TELECOM, INC.